As filed with the Securities and Exchange Commission on June 10, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFUSYSTEM HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3341405
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of Principal Executive Offices)(Zip Code)

InfuSystem Holdings, Inc.

2007 Stock Incentive Plan

(Full Title of the Plan)

Sean McDevitt

Chief Executive Officer

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

(Name and address of agent for service)

(248) 291-1210

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐            Accelerated filer  ☐            Non-accelerated filer  ☐            Smaller reporting company  ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	3,000,000 shares	$2.18	$6,540,000	$759.29

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock issuable pursuant to the InfuSystem Holdings, Inc. 2007 Stock Incentive Plan as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Calculated pursuant to paragraphs (c) and (h) of Rule 457 (based upon the average of the high and low prices for the Common Stock as reported by the NYSE AMEX on June 9, 2011). The foregoing calculation is solely for the purpose of determining the registration fee.

(3)	Based on the proposed maximum offering price per share, calculated as described in footnote (2) above.

INCORPORATION BY REFERENCE

Pursuant to the InfuSystem Holdings, Inc. 2007 Stock Incentive Plan (the “Plan”), InfuSystem Holdings, Inc. (the “Registrant”) is registering an additional 3,000,000 shares of its common stock, par value $0.0001 per share (“Common Stock”). The Registrant has previously registered an aggregate of 2,000,000 shares of Common Stock pursuant to a Registration Statement on Form S-8 respecting the Plan, filed with the Securities and Exchange Commission (the “Commission”) on April 3, 2008 (File No. 333-150066). The contents of such Registration Statement on Form S-8 are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Madison Heights, Michigan on June 10, 2011.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Sean McDevitt
Name:	Sean McDevitt
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Sean McDevitt and James M. Froisland, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement (including registration statements filed pursuant to Rule 462(b) under the Securities Act), whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities and on June 10, 2011.

Signature	Title

/s/ Sean McDevitt Sean McDevitt	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ James M. Froisland James M. Froisland	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ David Dreyer David Dreyer	Director

/s/ Timothy Kopra Timothy Kopra	Director

/s/ Pat LaVecchia Pat LaVecchia	Director

/s/ Jean-Pierre Millon Jean-Pierre Millon	Director

/s/ John Voris John Voris	Director

/s/ Wayne Yetter Wayne Yetter	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	InfuSystem Holdings, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 3, 2008 (File No. 333-150066)).

5.1*	Opinion of Morgan, Lewis & Bockius LLP

23.1*	Consent of Deloitte & Touche LLP

24	Power of Attorney (included on the signature page to this Registration Statement)

*	Filed herewith